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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-08863 of FEI Company on Form S-8 of our reports dated January 31, 1997, appearing in the Annual Report on Form 10-K of FEI Company for the year ended December 31, 1966 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




DELOITTE & TOUCHE LLP
Portland, Oregon
March 27, 1997